UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):June 25, 2019

IT TECH PACKAGING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34577	20-4158835
(Commission File Number)	(IRS Employer Identification No.)

Science Park, Juli Road Xushui District, Baoding City Hebei Province, People’s Republic of China	072550
(Address of principal executive offices)	(Zip Code)

(86) 312-8698215

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ITP	NYSE MKT

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2019, Hebei Baoding Dongfang Paper Milling Company Limited (“Dongfang Paper”), the major operating entity of IT Tech Packaging, Inc. (the “Company”), entered into an acquisition agreement (the “Agreement”) with Hebei Tengsheng Paper Co. Ltd. (“Tengsheng Paper”), pursuant to which Dongfang Paper shall acquire 100% equity interests in Tengsheng Paper and all right, title and interest in and to all assets owned by Tengsheng Paper (the “Purchased Equity and Assets”).

In consideration for the Purchased Equity and Assets, Dongfang Paper shall pay to Tengsheng Paper a total purchase price of RMB320 million (approximately $47 million) (the “Purchase Price”) within six months of the execution of the Agreement. If Dongfang Paper is unable to deliver the full payment of the Purchase Price within six months of the execution of the Agreement, the remainder of the Purchase Price shall bear interest at a rate of 14% per annum; alternatively, subject to further mutual agreement, such remainder of the Purchase Price shall be paid by the issuance of a number of shares of common stock of the Company, the number of which shall be determined based on a share price of $5.00 per share of the Company’s common stock, provided, however, that the market value of the Company’s common stock shall be at least $6.00 per share.

Further, Dongfang Paper shall entrust the existing management of Tengsheng Paper to continue operating the business of Tengsheng Paper and the existing legal representative of Tengsheng Paper shall continue acting as the legal representative of Tengsheng Paper. Dongfang Paper shall entrust the prior shareholders of Tengsheng Paper to represent it to hold and exercise all shareholder’ rights to which it is entitled as the shareholder of Tengsheng Paper.

Item 8.01  Other Events.

On June 27, 2019, the Company issued a press release announcing it had signed the aforesaid Agreement with Tengsheng Paper. A copy of such press release is attached to this report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Acquisition Agreement

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT TECH PACKAGING, INC.

Date: June 27, 2019	By:	/s/ Zhenyong Liu
		Name:	Zhenyong Liu
		Title:	Chief Executive Officer

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